CONSENT OF INDEPENDENT ACCOUNTANTS


      We hereby consent to the incorporation by reference in the prospectus constituting part of this Registration Statement on Form S-8 for Development Bancorp, Ltd. of our report dated September 6, 1996 (except as to Notes 3 and 18 which are dated November 1, 1996), relating to the December 31, 1995 financial statements of Development Bancorp, Ltd., included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995.





SILVERMAN OLSON THORVILSON & KAUFMANN LTD
CERTIFIED PUBLIC ACCOUNTANTS

Minneapolis, Minnesota
January 10, 1997